UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas  75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 21, 2015, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon three Board proposals contained within our Proxy Statement dated April 3, 2015.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

William Ackman	27,683,170	188,508	50,375	6,612,880
Adam Flatto	27,833,934	38,074	50,045	6,612,880
Jeffrey Furber	27,827,232	44,866	49,955	6,612,880
Gary Krow	27,717,074	155,096	49,883	6,612,880
Allen Model	27,744,771	127,460	49,822	6,612,880
R. Scot Sellers	27,801,478	70,065	50,510	6,612,880
Steven Shepsman	27,831,998	39,758	50,297	6,612,880
Burton M. Tansky	27,801,608	70,120	50,325	6,612,880
Mary Ann Tighe	27,786,467	86,717	48,869	6,612,880
David R. Weinreb	27,745,973	126,125	49,955	6,612,880

The stockholders approved the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes

An advisory (non-binding) vote to approve the compensation of our named executive officers	27,391,933	469,028	61,092	6,612,880

Proposal	For	Against	Abstentions	Broker Non- Votes

A vote to approve an amendment extending the term of the Company’s Section 382 Rights Agreement for three years	23,943,331	3,920,645	58,077	6,612,880

Proposal	For	Against	Abstentions

A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	34,444,746	19,109	71,078

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

4.1

Section 382 Rights Agreement, dated as of February 27, 2012, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to The Howard Hughes Corporation’s Current Report on Form 8-K, filed on February 29, 2012)

4.2

Amendment No. 1 to Section 382 Rights Agreement, dated as of February 26, 2015, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.2 to The Howard Hughes Corporation’s Current Report on Form 8-K, filed on March 3, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:                  May 27, 2015